DLH AWARDED All SEVEN DEPARTMENT OF VETERANS AFFAIRS CONSOLIDATED MAIL OUTPATIENT PHARMACY (CMOP) LOGISTICS CONTRACTS

Atlanta, Georgia – September 30, 2013–DLH Holdings Corp. (NASDAQ: DLHC), a technical services provider to Federal government agencies specializing in healthcare, logistics, and contingency response announced today that it has been awarded seven task orders to provide the Department of Veterans Affairs Consolidated Mail Outpatient Pharmacy (CMOP) logistics services. The maximum value of the award for the expected five year term, comprised of a base year and four one year options, is estimated at $133 million. Performance is anticipated to commence on November 1, 2013. Under these task orders, DLH will provide medical logistics services to the VA’s CMOP facilities, including packaging, handling and storage services. The CMOP program provides high volume automated mail order prescriptions to veterans using the VistA (Veterans Health Information System and Technology Architecture) system to support electronic health record requirements in compliance with HIPAA, FISMA, and other VA data security standards.

As the successful bidder for all seven task orders within the procurement, DLH secures its current contract base for the six regions that it presently supports. By adding the seventh region to its scope, DLH becomes the exclusive provider of these mission critical services to the Veterans Administration. We believe that the successful recompetition of this portfolio of 5 year contracts, in tandem with the 3 annual option years remaining under the CMOP Healthcare Professionals contract, provides DLH with an unprecedented level of stability in support of its ongoing operations and long-term growth.

“We are committed to the mission of the CMOPs and continue to pursue avenues for leveraging technology and processes to improve productivity, quality and lower costs. We look forward to continuing the privilege of serving our nation’s heroes and partnering with the VA to enhance access to pharmaceuticals for veterans across the U.S.,” said DLH Chief Executive Officer, Zachary Parker. “We have proven expertise in providing quality healthcare and logistics services, and we pride ourselves on delivering best-in-class customer service to our nation’s veterans. It’s who we are. It’s what we do.”

DLH Solutions President, Kevin Wilson, noted: “winning the VA CMOP medical logistics contract fits perfectly into DLH’s strategic plan for growth and expanding its portfolio of support with the VA. In addition, as part of our core company objectives, we strive to deliver mission-centric solutions that simultaneously lower error rates and operational support costs for the Veterans Health Administration as it supports each VISN throughout the United States. We’re honored to have this opportunity and pleased with the confidence entrusted in us to ensure that the needs of our nation’s veterans are being met.”

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a technical services provider to Federal government agencies specializing in healthcare, logistics, and contingency response services. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association.  DLH has over 1,000 employees working in over 20 states throughout the country.  For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. There are a number of important factors that could cause DLH`s actual results to differ materially from those indicated by the forward looking statements, including those factors described under "Risk Factors" in the Company's periodic reports filed with the U.S. Securities Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2012. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. DLH undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
1776 Peachtree Street, NW
Atlanta, GA 30309
866-952-1647
investorrelations@dlhcorp.com

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